Exhibit 10.10

SHARE ESCROW AGREEMENT

This Share Escrow Agreement, dated as of [•], 2026 (“Agreement”), by and among Three Lions Acquisition Corp., a Cayman Islands exempted company (the “Company”), Three Lions Sponsor, LLC (the “Sponsor”) and each of the initial shareholders listed on Exhibit A attached hereto, severally and not jointly (together with the Sponsor, each, an “Initial Shareholder” and collectively the “Initial Shareholders”) and Continental Stock Transfer & Trust Company, a New York corporation (the “Escrow Agent”).

WHEREAS, the Company has entered into an Underwriting Agreement, dated as of [•], 2026 (“Underwriting Agreement”), with EarlyBirdCapital, Inc. (“EBC”), acting as the representative of the underwriters (collectively, the “Underwriters”), pursuant to which, among other matters, the Underwriters have agreed to purchase 10,000,000 units (“Units”) of the Company, plus an additional 1,500,000 Units if the Underwriters exercise their over-allotment option in full. Each Unit consists of one ordinary share of the Company, $0.0001 par value (“Ordinary Shares”), and one-half of one warrant, with each whole warrant entitling the holder thereof to purchase one ordinary share at a price of $11.50 per share, all as more fully described in the Company’s final Prospectus, dated [•], 2026 (“Prospectus”), comprising part of the Company’s Registration Statement on Form S-1 (File No. 333- 297177) under the Securities Act of 1933, as amended (“Registration Statement”), effective as of [•], 2026 (“Effective Date”).

WHEREAS, the Initial Shareholders have agreed as a condition of the sale of the Units to deposit their Ordinary Shares, as set forth opposite their respective names in Exhibit A attached hereto, in escrow as hereinafter provided.

WHEREAS, the Company and the Initial Shareholders desire that the Escrow Agent accept the Ordinary Shares, in escrow, to be held and disbursed as hereinafter provided.

IT IS AGREED:

1. Appointment of Escrow Agent. The Company and the Initial Shareholders hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

2. Deposit of Escrow Shares. On or prior to the date hereof, the Initial Shareholders’ Ordinary Shares set forth on Exhibit A hereto shall be deposited in escrow, to be held and disbursed subject to the terms and conditions of this Agreement. The Initial Shareholders acknowledge that the Ordinary Shares deposited in escrow will be legended to reflect the deposit of such shares under this Agreement.

3. Disbursement of the Escrow Shares.

3.1 If the over-allotment option to purchase all or a portion of the additional 1,500,000 Units of the Company is not exercised in full within 45 days of the date of the Prospectus (as described in the Underwriting Agreement), the Sponsor agrees that the Escrow Agent shall return to the Company for cancellation, at no cost, the number of Ordinary Shares determined by multiplying 500,000 by a fraction, (i) the numerator of which is 1,500,000 minus the number of Ordinary Shares included in the Units purchased by the Underwriters upon the exercise of the over-allotment option, and (ii) the denominator of which is 1,500,000. The Company shall promptly provide notice to the Escrow Agent of the expiration or termination of the over-allotment option and the number of Units, if any, purchased by the Underwriters in connection with the exercise thereof.

3.2 Except as otherwise set forth herein, the Escrow Agent shall hold the shares remaining after any cancellation required pursuant to Section 3.1 above (such remaining shares to be referred to herein as the “Escrow Shares”) until the earlier of (i) the six-month anniversary of the date of the consummation of the Company’s initial Business Combination (as defined in the Registration Statement) and (ii) the date on which subsequent to the initial Business Combination, the Company consummates a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property (such period of time during which the Escrow Shares are held in escrow, the

“Escrow Period”). Upon the occurrence of any of the conditions set forth above, the Company shall promptly provide notice to the Escrow Agent, in form reasonably acceptable to the Escrow Agent. Upon completion of the Escrow Period, the Escrow Agent shall disburse such amount of each Initial Shareholders’ Escrow Shares to the Initial Shareholders. The Escrow Agent shall have no further duties hereunder after the disbursement of the Escrow Shares in accordance with this Section 3.2.

3.3 Notwithstanding the provisions of Section 3.2, if the Escrow Agent is notified by the Company pursuant to Section 6.7 hereof that the Company’s Trust Account (as defined in that certain Investment Management Trust Agreement, dated as of the date hereof, by and between the Company and the Escrow Agent as trustee thereunder) is being liquidated, then the Escrow Agent shall deliver the certificates representing the Escrow Shares to the Initial Shareholders promptly after the public shareholders are paid the liquidating distributions and shall have no further duties hereunder.

4. Rights of Initial Shareholders in Escrow Shares.

4.1 Voting Rights as a Shareholder. Subject to the terms of the Insider Letter described in Section 4.4 hereof and except as herein provided, the Initial Shareholders shall retain all of their rights as holders of the Escrow Shares during the Escrow Period, including, without limitation, the right to vote such shares.

4.2 Dividends and Other Distributions in Respect of the Escrow Shares. During the Escrow Period, all dividends payable in cash with respect to the Escrow Shares shall be paid to the Initial Shareholders, but all dividends payable in shares or other non-cash property (“Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term “Escrow Shares” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

4.3 Restrictions on Transfer. During the Escrow Period, the only permitted transfers of the Escrow Shares will be (i) to the Sponsor, the Company’s officers or directors, any affiliates or family members of any of the Sponsor or the Company’s officers or directors, any members of the Initial Shareholders, or any affiliate of the Initial Shareholders; (ii) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) by private sales or transfers made at or prior to the consummation of a business combination at prices no greater than the price at which the securities were originally purchased; (vi) by virtue of the laws of the State of Delaware or the organizational documents of the Sponsor upon dissolution of the Sponsor; (vii) by any applicable Initial Shareholder pursuant to rights granted to it pursuant to that certain letter agreement entered into by and between the Company and such Initial Shareholder (each, a “Subscription Agreement”), setting forth the terms of its subscription for Purchased Units (as defined in the Subscription Agreement): and (viii) to us for no value for cancellation in connection with the consummation of our business combination; provided, however, that in each case (except for clause (viii) or with the Company’s consent), these permitted transferees must enter into a written agreement agreeing to be bound by this Agreement and these transfer restrictions and the other restrictions contained in the Insider Letter (as defined below).

4.4 Insider Letter. Each of the Initial Shareholders has executed a letter agreement with EBC and the Company, dated as of the date hereof, and the form of which is filed as an exhibit to the Registration Statement (the “Insider Letter”), respecting the rights and obligations of such Initial Shareholder in certain events, including but not limited to the liquidation of the Company.

5. Concerning the Escrow Agent.

5.1 Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

5.2 Indemnification. Subject to Section 5.8 hereof, the Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including reasonable counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Shares held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Shares or it may deposit the Escrow Shares with the clerk of any appropriate court or it may retain the Escrow Shares pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Shares are to be disbursed and delivered. The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

5.3 Compensation. The Escrow Agent shall be entitled to reasonable compensation from the Company for all services rendered by it hereunder. The Escrow Agent shall also be entitled to reimbursement from the Company for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

5.4 Further Assurances. From time to time on and after the date hereof, the Company and the Initial Shareholders shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

5.5 Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by the Company, the Escrow Shares held hereunder. If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Shares with any court it reasonably deems appropriate.

5.6 Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the other parties hereto, jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 5.5.

5.7 Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

5.8 Waiver. The Escrow Agent hereby waives any right of set-off or any other right, title, interest or claim of any kind (“Claim”) in, or to any distribution of, the Trust Account and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

6. Miscellaneous.

6.1 Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO AGREEMENTS AMONG NEW YORK RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN NEW YORK. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OR THE COURTS OF THE STATE OF NEW YORK IN EACH CASE LOCATED IN THE CITY OF NEW YORK, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING.

6.2 Waiver of Jury Trial. THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.3 Third Party Beneficiaries. The Escrow Agent and the Initial Shareholders hereby acknowledge that EBC is a third party beneficiary of this Agreement and this Agreement may not be modified or changed without the prior written consent of EBC.

6.4 Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to the charged.

6.5 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

6.6 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

6.7 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or by electronic mail or be mailed, certified or registered mail, or by private national courier service, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or by electronic mail or, if mailed, two days after the date of mailing, as follows:

If to the Company, to:

Three Lions Acquisition Corp.

888 Prospect Street

La Jolla, CA 92037

Attn: Brett Johnson, Chief Executive Officer

If to an Initial Shareholder, to the address set forth in Exhibit A.

and

If to the Escrow Agent, to:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Compliance Department

A copy (which copy shall not constitute notice) of any notice sent hereunder shall also be sent to:

EarlyBirdCapital, Inc.

366 Madison Avenue

New York, New York 10017

Attn: General Counsel

and:

Greenberg Traurig, LLP

1750 Tysons Boulevard

Suite 1000

McLean, Virginia 22102

Attn: Alan Annex and Jason Simon

Email: aannex@gtlaw.com and Jason.simon@gtlaw.com

and:

Graubard Miller

The Chrysler Building

405 Lexington Avenue, 44th Floor

Attn: Jeffrey Michael Gallant

Email: JGallant@graubard.com

The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

6.8 Liquidation of the Company. The Company shall give the Escrow Agent written notification of the liquidation and dissolution of the Company in the event that the Company fails to consummate a Business Combination within the time period specified in the Prospectus.

6.9. Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered in pdf format via electronic mail, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

WITNESS the execution of this Agreement as of the date first above written.

COMPANY:

THREE LIONS ACQUISITION CORP.

By:
Name:	Brett Johnson
Title:	Chief Executive Officer

INITIAL SHAREHOLDERS:

THREE LIONS SPONSOR, LLC

By:
Name:
Title:

JEFFREY G. BROCK

By:

JAMES CULP

By:

JEFFREY A. DUNHAM

By:

[ ]

By:
Name:
Title:

[ ]

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title:

[Signature Page to Share Escrow Agreement]

EXHIBIT A

Name and Address of Initial Shareholders[1]	Number of Shares
Three Lions Sponsor, LLC	[	•]
Jeffrey G. Brock	25,000
James Culp	25,000
Jeffrey A. Dunham	25,000
[ ]	[	•]
[ ]	[	•]

[1]	The address of each of the individuals is c/o Three Lions Acquisition Corp, 888 Prospect Street, La Jolla, CA 92037.